UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 24, 2018

GARTNER, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 10212

56 Top Gallant Road

Stamford, CT 06902-7747

(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2018 Annual Meeting of Stockholders of Gartner, Inc. (the “Company”) was held on May 24, 2018. With respect to the three proposals put before the stockholders, the voting results were as follows:

Proposal 1 – Election of eleven nominees to the Company’s Board of Directors:

Name	For	Against	Abstain	Broker Non-Votes
Michael J. Bingle	78,847,251	3,384,723	15,520	3,813,747
Peter E. Bisson	82,141,197	45,959	60,338	3,813,747
Richard J. Bressler	76,843,426	5,388,489	15,579	3,813,747
Raul E. Cesan	81,502,361	684,943	60,190	3,813,747
Karen E. Dykstra	82,132,869	55,273	59,352	3,813,747
Anne Sutherland Fuchs	80,088,692	2,144,025	14,777	3,813,747
William O. Grabe	78,853,802	3,378,127	15,565	3,813,747
Eugene A. Hall	81,820,953	411,832	14,709	3,813,747
Stephen G. Pagliuca	79,405,907	2,826,000	15,587	3,813,747
Eileen Serra	82,197,104	35,563	14,827	3,813,747
James C. Smith	81,618,434	613,408	15,652	3,813,747

Proposal 2 – Approval, on an advisory basis, of the compensation of the Company’s named executive officers:

Votes For	73,804,790
Votes Against	8,196,613
Abstentions	246,091
Broker Non-Votes	3,813,747

Proposal 3 – Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year:

Votes For	85,335,439
Votes Against	712,315
Abstentions	13,487

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: May 29, 2018	By:	/s/ Craig W. Safian
Craig W. Safian Executive Vice President and Chief Financial Officer